                                             EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement on Form S-4, of Tyson Foods, Inc. filed with the Securities and Exchange Commission on the date hereof for the registration of 47,291 shares of its Class A common stock and to the incorporation by reference therein of our reports dated November 14, 1997, with respect to the consolidated financial statements of Tyson Foods, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 27, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
Little Rock, Arkansas
January 30, 1998






































                                      9